UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Coty Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On May 22, 2024, Coty Inc. (the “Company”), together with its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (collectively with the Company, the “Issuers”), entered into a purchase agreement relating to the sale of €500 million aggregate principal amount of the Issuers’ 4.500% Senior Secured Notes due 2027 (the “Notes”).

The Company intends to use the net proceeds from the offering of the Notes to redeem all of its outstanding 6.500% Senior Notes due 2026 at par, repay a portion of the borrowings outstanding under its revolving credit facility, without a reduction in commitment, and pay the offering expenses payable by it in connection with the offering of the Notes.

This Current Report on Form 8-K is not a notice of redemption or a solicitation of an offer for the 6.500% Senior Notes due 2026.

Item 8.01.	Other Events.

A copy of the press release issued by the Company on May 22, 2024 announcing the pricing of the Notes is included as Exhibit 99.1 hereto and incorporated by reference herein.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities.

Forward-Looking Statements

The statements contained or referenced in this report include certain “forward-looking statements” within the meaning of the relevant securities laws, including the expected closing of the offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “temporary,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that the Company considers reasonable, but are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual events or results to differ materially from such statements, including, without limitation, (i) the Company’s ability to consummate the offering of the Notes on a timely basis and on terms commercially acceptable to the Company and (ii) the other potential risks and uncertainties that could affect the Company’s business and financial results included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest Annual Report on Form 10-K for the fiscal year ended June 30, 2023, its subsequent quarterly reports on Form 10-Q and other documents it has filed and may file with the United States Securities and Exchange Commission from time to time. All forward-looking statements made in this report are qualified by these cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of the document in which such statement is made, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Coty Inc., dated May 22, 2024, relating to the pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: May 22, 2024	By:	/s/ Laurent Mercier
	Name:	Laurent Mercier
	Title:	Chief Financial Officer